UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2011

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	11919661	14-1820954
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

125 NW 11th Street
Boca Raton, FL 33432
(Address of principal executive offices)

(847) 386-1384
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On December 29, 2011, Howard Taylor was appointed to the board of directors of American Scientific Resources, Incorporated (the “Company”).  A discussion of Mr. Taylor’s relevant business experience is below.

Howard Taylor, age 50, Director

Mr. Taylor brings over 25 years of experience in capital markets senior management, including investment banking and the structuring of numerous transactions for both public and private companies.  Since 1995, Mr. Taylor has served as the Chief Executive Officer of Concorde Capital Limited, a Bermuda based private consulting company and investment fund, with extensive experience in the sourcing, structuring, funding and management of private placements and private equity transactions.  Mr. Taylor has managed, from new business development through to execution, many investments and placements of transactions across a broad industry spectrum with additional proven public company compliance and Sarbanes Oxley experience. Mr. Taylor possesses high level client and investor contact with related duties including ongoing client company management, liaison with external professional advisers and vendors, fulfillment of regulatory and compliance requirements and investment decision-making and timing.  Mr. Taylor is also currently a director and shareholder of Villa Care Limited, a UK based care home operating and property company.  The Company believes that Mr. Taylor’s executive management expertise and knowledge of the capital markets make him a valuable member to the Company’s board of directors.

Family Relationships

Mr. Taylor does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Scientific Resources, Incorporated

Date: January 3, 2012	By:	/s/ Robert T. Faber
Name: Robert T. Faber
Title: Chief Executive Officer